Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports First Quarter 2018 Results

OVERLAND PARK, Kan., May 3, 2018 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for first quarter 2018 of $1.215 billion and a consolidated operating loss of $4.3 million, which included a $3.2 million loss on property disposals. As a comparison, for the first quarter 2017, the Company’s results included operating revenue of $1.171 billion and consolidated operating income of $0.3 million, which included a $2.7 million loss on property disposals.

Financial Highlights

•	In first quarter 2018, the net loss of $14.6 million improved by $10.7 million compared to a net loss of $25.3 million in first quarter 2017.

•	On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $45.7 million in first quarter 2018 compared to $43.2 million in the prior year comparable quarter (as detailed in the reconciliation below). Last twelve month (LTM) consolidated Adjusted EBITDA was $276.7 million compared to $277.8 million a year ago.

•	The total debt-to-Adjusted EBITDA ratio for first quarter 2018 was 3.32 times compared to 3.62 times for first quarter 2017.

•	Purchased transportation expense increased $20.9 million in first quarter 2018 when compared to the same period last year. The increase was primarily due to a $16.2 million increase in third party costs for logistics solutions and rail purchased transportation from increases in rail rates and rail miles. The purchased transportation results also include a $9.9 million increase in equipment lease expense of which $5.5 million was attributable to long-term leases in conjunction with the Company’s strategy to reinvest in its fleet. These increases were partially offset by a $4.0 million decrease from reduced usage of local and over-the-road purchased transportation.

•	Reinvestment in the business continued with $23.5 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $73.7 million, for a total of $97.2 million, which is equal to 8.0% of operating revenue for first quarter 2018. The total represents a $72.5 million increase over the $24.7 million investment in first quarter 2017. The majority of the investment was in tractors, trailers and technology.

•	For the period beginning January 1, 2018, YRC Worldwide Inc. updated its presentation of net periodic pension cost associated with its plans for non-union employees due to the adoption of a new accounting standard, with retrospective application. For first quarter 2017, the amount reclassified from “Salaries, wages and employee benefits” in operating expenses to nonoperating expenses is $3.3 million. As a result, this reclassification changed the first quarter 2017 reported operating loss of $3.0 million to operating income of $0.3 million.

Operational Highlights

•	The consolidated operating ratio for first quarter 2018 was 100.4 compared to 100.0 in first quarter 2017. The operating ratio at YRC Freight was 100.9 compared to 101.0 for the same period in 2017. The Regional segment’s first quarter 2018 operating ratio was 98.9 compared to 97.2 a year ago.

•	First quarter 2018 tonnage per day decreased 2.4% at YRC Freight and increased 0.2% at the Regional segment compared to first quarter 2017.

•	At YRC Freight, including fuel surcharge, first quarter 2018 revenue per hundredweight increased 6.0% and revenue per shipment increased 8.3% when compared to the same period in 2017. Excluding fuel surcharge, revenue per hundredweight increased 4.4% and revenue per shipment increased 6.7%.

•	At the Regional segment, including fuel surcharge, first quarter 2018 revenue per hundredweight increased 5.3% and revenue per shipment increased 9.0% when compared to the same period in 2017. Excluding fuel surcharge, revenue per hundredweight increased 3.6% and revenue per shipment increased 7.3%.

Liquidity Update

•	At March 31, 2018, the Company had cash and cash equivalents and Managed Accessibility (as defined in the Company’s most recently filed periodic reports on Forms 10-K and 10-Q) under its ABL facility totaling $117.2 million compared to $202.0 million as of March 31, 2017.

•	For the three months ended March 31, 2018, cash used in operating activities was $3.7 million compared to cash used in operating activities of $23.6 million for the three months ended March 31, 2017.

•	At March 31, 2018, the Company’s outstanding debt was $918.7 million, a decrease of $86.1 million compared to $1.005 billion as of March 31, 2017.

“We are executing our strategy to secure the right price and freight mix in our networks while on-boarding a significant amount of revenue equipment in 2018,” stated Darren Hawkins, chief executive officer of YRC Worldwide. “The first quarter results were in-line with our expectations and we continue to expect year-over-year financial improvement to be weighted to the second half of the year.”

“The pricing and demand environment remains favorable and in the first quarter 2018, YRC Freight and the Regional companies reported strong year-over-year increases in revenue per hundredweight and revenue per shipment. While year-over-year tonnage per day was down for the quarter at YRC Freight, the year-over-year monthly results improved sequentially during the quarter and turned positive in March.”

“Replenishing our fleet is a priority and during the first quarter our capital expenditure equivalent investment was nearly four times as much compared to a year ago. During the quarter, we took delivery of more than 500 tractors with approximately another 400 scheduled for delivery in 2018. We also took delivery of more than 400 trailers with approximately another 2,100 expected to be delivered in 2018. As we integrate this equipment into our fleet, we expect it to help mitigate the use of short-term rentals,” concluded Hawkins.

Key Segment Information – first quarter 2018 compared to first quarter 2017

YRC Freight	2018	2017	Percent Change(a)
Workdays	63.5	64.0
Operating revenue (in millions)	$751.3	$728.9	3.1%
Operating income (in millions)	$(6.9)	$(7.5)	8.0%
Operating ratio	100.9	101.0	0.1	pp
Total tonnage per day (in thousands)	23.60	24.18	(2.4)%
Total shipments per day (in thousands)	38.59	40.40	(4.5)%
Total picked up revenue per hundredweight incl FSC	$24.94	$23.53	6.0%
Total picked up revenue per hundredweight excl FSC	$21.99	$21.06	4.4%
Total picked up revenue per shipment incl FSC	$305	$282	8.3%
Total picked up revenue per shipment excl FSC	$269	$252	6.7%
Total weight/shipment (in pounds)	1,223	1,197	2.2%

Regional Transportation	2018	2017	Percent Change(a)
Workdays	63.5	64.0
Operating revenue (in millions)	$463.3	$441.8	4.9%
Operating income (in millions)	$5.2	$12.2	(57.4)%
Operating ratio	98.9	97.2	(1.7	)pp
Total tonnage per day (in thousands)	30.14	30.07	0.2%
Total shipments per day (in thousands)	38.49	39.77	(3.2)%
Total picked up revenue per hundredweight incl FSC	$12.12	$11.51	5.3%
Total picked up revenue per hundredweight excl FSC	$10.71	$10.34	3.6%
Total picked up revenue per shipment incl FSC	$190	$174	9.0%
Total picked up revenue per shipment excl FSC	$168	$156	7.3%
Total weight/shipment (in pounds)	1,566	1,512	3.5%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, May 3, 2018, beginning at 9:30 a.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring charges, nonrecurring consulting fees, expenses associated with certain lump sum payments to our union employees and gains or losses from permitted dispositions and discontinued operations, among other items, as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital- intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our term loan credit agreement as this measure is calculated as prescribed in our term loan credit agreement and serves as a driving component of key financial covenants. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring charges and other transaction costs related to issuances of debt, nonrecurring consulting fees, letter of credit fees, service interest, principal payments on our outstanding debt or lump sum payments to our union employees required under the ratified Memorandum of Understanding;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation): general economic factors; business risks and increasing costs associated with the transportation industry; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages; increasing pension expense and funding obligations; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Tony Carreño
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$104.0	$91.6
Restricted amounts held in escrow	9.1	54.1
Accounts receivable, net	529.1	488.3
Prepaid expenses and other	101.8	66.1

Total current assets	744.0	700.1

PROPERTY AND EQUIPMENT:
Cost	2,751.0	2,770.2
Less – accumulated depreciation	(1,958.4)	(1,957.5)

Net property and equipment	792.6	812.7

Intangibles, net	27.0	27.8
Other assets	45.1	44.9

Total assets	$1,608.7	$1,585.5

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$180.3	$172.0
Wages, vacations, and employee benefits	198.4	182.3
Other current and accrued liabilities	175.6	159.3
Current maturities of long-term debt	29.3	30.6

Total current liabilities	583.6	544.2

OTHER LIABILITIES:
Long-term debt, less current portion	870.7	875.5
Deferred income taxes, net	3.1	3.1
Pension and postretirement	231.8	235.4
Claims and other liabilities	285.4	280.8
Commitments and contingencies

SHAREHOLDERS' DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,323.5	2,323.3
Accumulated deficit	(2,243.2)	(2,228.6)
Accumulated other comprehensive loss	(353.8)	(355.8)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders' deficit	(365.9)	(353.5)

Total liabilities and shareholders' deficit	$1,608.7	$1,585.5

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months
	2018	2017
OPERATING REVENUE	$1,214.5	$1,170.6

OPERATING EXPENSES:
Salaries, wages and employee benefits (a)	729.7	718.4
Fuel, operating expenses and supplies	230.2	216.3
Purchased transportation	155.4	134.5
Depreciation and amortization	37.7	37.1
Other operating expenses	62.6	61.3
Losses on property disposals, net	3.2	2.7

Total operating expenses	1,218.8	1,170.3

OPERATING INCOME (LOSS)	(4.3)	0.3

NONOPERATING EXPENSES:
Interest expense	25.6	25.4
Non-union pension and postretirement benefits (a)	(0.5)	3.3
Other, net	(1.9)	1.0

Nonoperating expenses, net	23.2	29.7

LOSS BEFORE INCOME TAXES	(27.5)	(29.4)
INCOME TAX BENEFIT	(12.9)	(4.1)

NET LOSS	(14.6)	(25.3)
OTHER COMPREHENSIVE INCOME, NET OF TAX	2.0	4.4

COMPREHENSIVE LOSS	$(12.6)	$(20.9)

AVERAGE COMMON SHARES OUTSTANDING – BASIC	32,821	32,568
AVERAGE COMMON SHARES OUTSTANDING – DILUTED	32,821	32,568
LOSS PER SHARE – BASIC	$(0.44)	$(0.78)
LOSS PER SHARE – DILUTED	$(0.44)	$(0.78)

(a)	Due to the adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, “Salaries, wages and employee benefits” and “Non-union pension and postretirement benefits” for prior year have been updated to reflect the reclassification of pension expense.

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	2018	2017
OPERATING ACTIVITIES:
Net loss	$(14.6)	$(25.3)
Noncash items included in net loss:
Depreciation and amortization	37.7	37.1
Noncash equity-based compensation and employee benefits expense	5.3	5.3
Losses on property disposals, net	3.2	2.7
Other noncash items, net	0.4	2.9
Changes in assets and liabilities, net:
Accounts receivable	(41.3)	(45.0)
Accounts payable	1.9	(9.2)
Other operating assets	(29.4)	(8.0)
Other operating liabilities	33.1	15.9

Net cash used in operating activities	(3.7)	(23.6)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(23.5)	(16.3)
Proceeds from disposal of property and equipment	3.0	1.5

Net cash used in investing activities	(20.5)	(14.8)

FINANCING ACTIVITIES:
Repayment of long-term debt	(7.0)	(5.4)
Debt issuance costs	—	(3.2)
Payments for tax withheld on equity-based compensation	(1.4)	(2.3)

Net cash used in financing activities	(8.4)	(10.9)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW	(32.6)	(49.3)
CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, BEGINNING OF PERIOD	145.7	275.7

CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, END OF PERIOD	$113.1	$226.4

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(14.9)	$(30.4)
Income tax refund (payment), net	(1.7)	4.4

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months
	2018	2017	%
Operating revenue:
YRC Freight	$751.3	$728.9	3.1
Regional Transportation	463.3	441.8	4.9
Other, net of eliminations	(0.1)	(0.1)

Consolidated	1,214.5	1,170.6	3.8

Operating income (loss) (a):
YRC Freight	(6.9)	(7.5)
Regional Transportation	5.2	12.2
Corporate and other	(2.6)	(4.4)

Consolidated	$(4.3)	$0.3

Operating ratio (b):
YRC Freight	100.9%	101.0%
Regional Transportation	98.9%	97.2%
Consolidated	100.4%	100.0%

(a)	Due to the adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, “Operating income (loss)” for prior year has been updated to reflect the reclassification of pension expense.
(b)	Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of March 31, 2018	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$591.0	$(9.7)	$(7.8)	$573.5
ABL Facility (c)	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	48.2	—	(0.3)	47.9
Lease financing obligations	252.6	—	(0.8)	251.8

Total debt	$918.7	$(9.7)	$(9.0)	$900.0

SUPPLEMENTAL INFORMATION

As of December 31, 2017	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$595.5	$(10.4)	$(8.3)	$576.8
ABL Facility (d)	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	48.2	—	(0.3)	47.9
Lease financing obligations	255.5	—	(0.9)	254.6

Total debt	$926.1	$(10.4)	$(9.6)	$906.1

Our total leverage ratio for the four consecutive fiscal quarters ended March 31, 2018 was 3.32 to 1.00.

(c)	Managed Accessibility was $13.2M.
(d)	Managed Accessibility was $26.7M.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
	2018	2017
Reconciliation of net loss to Adjusted EBITDA (a):
Net loss	$(14.6)	$(25.3)
Interest expense, net	25.5	25.2
Income tax benefit	(12.9)	(4.1)
Depreciation and amortization	37.7	37.1

EBITDA	35.7	32.9
Adjustments for Term Loan Agreement:
Losses on property disposals, net	3.2	2.7
Letter of credit expense	1.7	1.7
Restructuring charges	0.6	—
Transaction costs related to issuances of debt	—	2.2
Nonrecurring consulting fees	1.5	—
Permitted dispositions and other	0.5	0.1
Equity-based compensation expense	1.6	1.4
Other, net (b)	0.9	2.2

Adjusted EBITDA	$45.7	$43.2

(a)	Certain reclassifications have been made to prior year to conform to current year presentation.
(b)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months
Adjusted EBITDA by segment:	2018	2017
YRC Freight	$22.1	$14.9
Regional Transportation	22.6	29.4
Corporate and other	1.0	(1.1)

Adjusted EBITDA	$45.7	$43.2

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
YRC Freight segment	2018	2017
Reconciliation of operating loss to Adjusted EBITDA (a):
Operating loss (b)	$(6.9)	$(7.5)
Depreciation and amortization	21.6	21.3
Lossess on property disposals, net	2.8	2.1
Letter of credit expense	1.0	1.1
Restructuring charges	0.1	—
Nonrecurring consulting fees	1.5	—
Other, net (b) (c)	2.0	(2.1)

Adjusted EBITDA	$22.1	$14.9

	Three Months
Regional Transportation segment	2018	2017
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$5.2	$12.2
Depreciation and amortization	16.1	15.8
Losses on property disposals, net	0.4	0.6
Letter of credit expense	0.6	0.5
Other, net (c)	0.3	0.3

Adjusted EBITDA	$22.6	$29.4

	Three Months
Corporate and other	2018	2017
Reconciliation of operating loss to Adjusted EBITDA (a):
Operating loss (b)	$(2.6)	$(4.4)
Letter of credit expense	0.1	0.1
Restructuring charges	0.5	—
Transaction costs related to issuances of debt	—	2.2
Permitted dispositions and other	0.5	0.1
Equity-based compensation expense	1.6	1.4
Other, net (b) (c)	0.9	(0.5)

Adjusted EBITDA	$1.0	$(1.1)

(a)	Certain reclassifications have been made to prior year to conform to current year presentation.
(b)	Due to the adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, “Operating loss” and “Other, net” for prior year have been updated to reflect the reclassification of pension expense.
(c)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended March 31

(Amounts in millions)

(Unaudited)

	2018	2017
Reconciliation of net income (loss) to Adjusted EBITDA (a):
Net income (loss)	$(0.1)	$8.2
Interest expense, net	102.7	102.2
Income tax expense (benefit)	(16.1)	0.8
Depreciation and amortization	148.3	156.2

EBITDA	234.8	267.4
Adjustments for Term Loan Agreement:
Gains on property disposals, net	(0.1)	(11.6)
Letter of credit expense	6.8	7.2
Restructuring charges	1.5	—
Transaction costs related to issuances of debt	8.1	2.2
Nonrecurring consulting fees	1.5	—
Permitted dispositions and other	1.6	3.1
Equity-based compensation expense	6.7	6.9
Non-union pension settlement charge	7.6	—
Other, net (b)	8.2	2.6

Adjusted EBITDA	$276.7	$277.8

(a)	Certain reclassifications have been made to prior year to conform to current year presentation.
(b)	As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	1Q18	1Q17	4Q17	Y/Y % (b)	Sequential % (b)
Workdays	63.5	64.0	61.5

Total picked up revenue (in millions) (a)	$747.5	$728.2	$747.7	2.6	(0.0)
Total tonnage (in thousands)	1,499	1,547	1,525	(3.1)	(1.7)
Total tonnage per day (in thousands)	23.60	24.18	24.80	(2.4)	(4.8)
Total shipments (in thousands)	2,450	2,586	2,489	(5.2)	(1.6)
Total shipments per day (in thousands)	38.59	40.40	40.48	(4.5)	(4.7)
Total picked up revenue/cwt.	$24.94	$23.53	$24.52	6.0	1.7
Total picked up revenue/cwt. (excl. FSC)	$21.99	$21.06	$21.71	4.4	1.3
Total picked up revenue/shipment	$305	$282	$300	8.3	1.6
Total picked up revenue/shipment (excl. FSC)	$269	$252	$266	6.7	1.1
Total weight/shipment (in pounds)	1,223	1,197	1,225	2.2	(0.2)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$751.3	$728.9	$761.7
Change in revenue deferral and other	(3.8)	(0.7)	(14.0)

Total picked up revenue	$747.5	$728.2	$747.7

	Regional Transportation
	1Q18	1Q17	4Q17	Y/Y % (b)	Sequential % (b)
Workdays	63.5	64.0	61.5
Total picked up revenue (in millions) (a)	$464.0	$443.1	$446.0	4.7	4.0
Total tonnage (in thousands)	1,914	1,925	1,892	(0.6)	1.2
Total tonnage per day (in thousands)	30.14	30.07	30.76	0.2	(2.0)
Total shipments (in thousands)	2,444	2,545	2,469	(4.0)	(1.0)
Total shipments per day (in thousands)	38.49	39.77	40.14	(3.2)	(4.1)
Total picked up revenue/cwt.	$12.12	$11.51	$11.79	5.3	2.8
Total picked up revenue/cwt. (excl. FSC)	$10.71	$10.34	$10.45	3.6	2.5
Total picked up revenue/shipment	$190	$174	$181	9.0	5.1
Total picked up revenue/shipment (excl. FSC)	$168	$156	$160	7.3	4.7
Total weight/shipment (in pounds)	1,566	1,512	1,532	3.5	2.2

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$463.3	$441.8	$446.9
Change in revenue deferral and other	0.7	1.3	(0.9)

Total picked up revenue	$464.0	$443.1	$446.0

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.